                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           Palmetto Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5)  Total fee paid:

    ----------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

    ----------------------------------------------------------------------------

     2)  Form, Schedule, or Registration Statement No.:

    ----------------------------------------------------------------------------

     3)  Filing Party:

    ----------------------------------------------------------------------------

     4)  Date Filed:

    ----------------------------------------------------------------------------

                      [Logo of Palmetto Bancshares, Inc.]
                           Palmetto Bancshares, Inc.
                              301 Hillcrest Drive
                               Post Office Box 49
                         Laurens, South Carolina 29360
                                 (864) 984-4551

To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on April 17, 2001, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina.

   The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Palmetto Bancshares, Inc., as well as representatives of KPMG LLP, our independent auditors, will be present to respond to any questions shareholders may have.

   To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.

                                          Sincerely,

                                          /s/ L. Leon Patterson
                                          L. Leon Patterson
                                          Chairman and
                                          Chief Executive Officer


 The Palmetto Bank is a wholly owned subsidiary of Palmetto Bancshares, Inc.

                           PALMETTO BANCSHARES, INC.
                              301 HILLCREST DRIVE
                                  P. O. BOX 49
                         LAURENS, SOUTH CAROLINA 29360

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 2001

To the Shareholders of Palmetto Bancshares, Inc.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. (the "Company") will be held on April 17, 2001, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina, for the following purposes:

  1. To elect five Directors to hold office until their respective terms expire or until their successors are duly elected and qualified.

  2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   Shareholders of record at the close of business on March 2, 2001 will be entitled to vote at the Annual Meeting.

                                          By Order of the Board of Directors,
                                          /s/ L. Leon Patterson
                                          L. Leon Patterson
                                          Chairman and Chief Executive Officer

Laurens, South Carolina
March 16, 2001

   PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           PALMETTO BANCSHARES, INC.
                              301 HILLCREST DRIVE
                                  P. O. BOX 49
                         LAURENS, SOUTH CAROLINA 29360

                                PROXY STATEMENT
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 17, 2001

   This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Palmetto Bancshares, Inc. (the "Company"). This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 17, 2001, at 3:00 p.m. at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina.

 Voting Matters

   Shareholders of record as of the close of business on March 2, 2001 will be entitled to vote at the Annual Meeting. At the close of business on March 2, 2001, there were 6,259,734 shares of the Company's $5.00 par value common stock ("Common Stock") outstanding. Holders of Common Stock are entitled to one vote per share on each of the matters presented at the Annual Meeting or any adjournments thereof. Shares may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing fifty-one percent of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

 Revocability of Proxy

   Shares represented by a properly executed Proxy in the accompanying form and given by a shareholder, and not revoked, will be voted in accordance with such instructions. As stated in the Proxy, if a returned Proxy does not specify otherwise, the shares represented thereby will be voted in favor of the proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to Palmetto Bancshares, Inc., 301 Hillcrest Drive, P. O. Box 49, Laurens, South Carolina 29360, Attn: Teresa M. Crabtree, Corporate Secretary, (864) 984-8321, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

 Solicitation of Proxies

   This solicitation of proxies is being made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Banks, brokers and other custodians are requested to forward Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the Proxy Materials to beneficial owners of the shares.

                             ELECTION OF DIRECTORS
                              Item 1 on the Proxy

 Nominations for Election of Directors

   The Company's Board of Directors is currently comprised of twelve persons. The Board of Directors is divided into three classes of Directors with each class being elected for staggered three-year terms. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees (as defined below) will not be considered to be either affirmative or negative votes.

 Identification of Nominees

   Management proposes to nominate to the Board of Directors the five persons listed as nominees (the "Nominees") in the table below. Each of the Nominees is currently serving as a Company Director. Each Nominee, if elected, will serve until the expiration of his or her respective term and until such Nominee's successor is duly qualified. Unless authority to vote with respect to the election of one or more Nominees is "WITHHELD," it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept nomination or election, it is the intention of the person named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote for the election of such other persons as management may recommend.

   The following table sets forth the names and ages of the five Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director of the Company.

                                          Position or             Director
   Name                           Age  Office with the Company     Since
   ----                           ---  -----------------------    --------
   Nominees For Directors

                                       Terms to expire in 2004
   W. Fred Davis, Jr.............  57 Director                      1978
   David P. George, Jr...........  60 Director                      1973
   Michael D. Glenn..............  60 Director                      1994
   Ann B. Smith..................  40 Director                      1997

                                        Term to expire in 2003
   Sam B. Phillips, Jr. (1)......  59 Director                      2000

   Directors Continuing In Office


                                        Terms expiring in 2002
   John T. Gramling, II..........  59 Director                      1984
   James M. Shoemaker, Jr........  68 Director                      1984
   Paul W. Stringer..............  57 Director, President and       1986
                                      Chief Operating Officer
   Edward K. Snead...............  41 Director                      1997

                                        Terms expiring in 2003
   L. Leon Patterson.............  59 Director,                     1971
                                      Chairman of the Board and
                                      Chief Executive Officer
   J. David Wasson, Jr...........  55 Director                      1979
   William S. Moore..............  55 Director                      1997

(1) Mr. Phillips was elected by the Board in December 2000 to fill a vacancy among the Directors whose terms expire in 2003. He was elected to serve until the 2001 shareholder's meeting and he is a nominee for election through 2003.

   Business Experience of Nominees and Directors

   Mr. Davis was owner and President of Palmetto Spinning Corporation ("PSC"), where he was employed from 1969 to 1995. Mr. Davis sold PSC to Martin Color-fi, Inc. in 1994 and retired in 1995.

   Mr. George has been General Manager of George Motor Company in Laurens, South Carolina, since 1964.

   Mr. Glenn has been a partner with the law firm of Glenn, Haigler & Maddox since 1992. From 1983 to 1992 he was a sole practitioner in Anderson, South Carolina.

   Ms. Smith has been the Director of Annual Giving for Clemson University since 1986.

   Mr. Phillips has been Chief Executive Officer and owner of S.B. Phillips Company, Inc. , an umbrella organization for several other businesses including Phillips Staffing Services, a temporary staffing agency, in Greenville, South Carolina since 1968. Mr. Phillips also serves as a director of the South Carolina Chamber of Commerce and the Meyer Center for Special Children.

   Mr. Gramling has served as Vice President and Secretary of Gramling Brothers, Inc., a diversified orchard business, since 1965, and has been the President of Gramling Brothers, Inc. Real Estate, a real estate sales and development company in Gramling, South Carolina, since 1970.

   Mr. Shoemaker has been a member with the law firm of Wyche, Burgess, Freeman and Parham, P.A., in Greenville, South Carolina, since 1965. Mr. Shoemaker also serves as a director of One Price Clothing Stores, Inc., Ryans Family Steak Houses, Inc., and Span-America Medical Systems, Inc.

   Mr. Stringer has served as President and Chief Operating Officer of the Company since April 1994 and as President and Chief Operating Officer of The Palmetto Bank, a wholly-owned subsidiary of the Company ("The Palmetto Bank"), since March 1986. From April 1990 to April 1994, he served as Executive Vice President of the Company, and from 1982 to April 1990 he served as Vice President of the Company. Mr. Stringer also has served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978. Mr. Stringer is the South Carolina state chairman for the American Bankers Association. Mr. Stringer also serves as a director of the South Carolina Board of Financial Institutions, as a trustee of the South Carolina Bankers Employee Benefit Trust and serves on the administrative committee of the Community Bankers Council of America . Mr. Stringer served as Chairman of the South Carolina Bankers Association from 1996-1997.

   Mr. Snead is the owner and President of Snead Builders Supply Company, Incorporated in Greenwood, South Carolina.

   Mr. Patterson has served as Chairman of the Board and Chief Executive Officer of the Company since April 1990 and as Chairman of the Board and Chief Executive Officer of The Palmetto Bank, since March 1986. From April 1990 to April 1994, he served as Chairman of the Board and President of the Company, and from 1982 to April 1990 he served as President of the Company. Mr. Patterson also served as Chairman and President of The Palmetto Bank from January 1978 to February 1986, and as President in 1977.

   Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc. since 1975.

   Mr. Moore, currently an investor, is the former President of Reeves Brothers, Inc., in Spartanburg, South Carolina.

   Meetings and Committees of the Board of Directors

   The Board of Directors held twelve meetings in 2000. The Board of Directors has an Audit and Examining Committee which reviews the audit plan, the results of the audit engagement of the Company's accountants, the scope and results of the Company's procedures for internal auditing and internal control, and the internal audit reports of the Company. The Audit Committee is currently comprised of Messrs. Davis, Wasson, Moore and Phillips. Mr. Davis serves as Chairman. The Audit Committee formally met twice during 2000.

   The Board of Directors has a Compensation Committee which reviews the Company's compensation policies and benefit plans and makes recommendations regarding senior management compensation. Its report is set forth herein. The Compensation Committee is currently comprised of Messrs. Moore, Phillips, Shoemaker and Wasson. Mr. Shoemaker serves as Chairman. The Compensation Committee met three times during 2000. No members of the Compensation Committee are officers or employees of the Company.

   The Board of Directors has a Trust Committee, which reviews the operation of the Company's Trust Department. The Trust Committee is currently comprised of Ms. Smith and Messrs. Snead and George. Mr. George serves as Chairman. The Trust Committee met twelve times during 2000.

   The Board of Directors has a Credit Committee, which reviews certain loan applications and other credit matters. The Credit Committee is currently comprised of Messrs. Davis, Gramling, Stringer, and Glenn. Mr. Gramling serves as Chairman. The Credit Committee met twelve times during 2000.

   The Company does not have a Nominating Committee. The functions typically performed by a Nominating Committee were performed by the entire Board of Directors. Mr. Patterson serves ex officio on all committees.

                            NAMED EXECUTIVE OFFICERS

   The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The following persons are the Company's Chief Executive Officer and the two most highly compensated executive officers (with compensation over $100,000) during fiscal year 2000 (the "Named Executive Officers").

                                          Company Offices              Company
   Name                               Age Currently Held            Officer Since
   ----                               --- ---------------           -------------
   L. Leon Patterson................   59 Chief Executive Officer       1982
   Paul W. Stringer.................   57 President and Chief           1982
                                          Operating Officer
   Ralph M. Burns, III..............   50 Treasurer                     1982

Business Experience of Named Executive Officers

   Mr. Patterson's business experience is set forth above under "Business Experience of Nominees and Directors."

   Mr. Stringer's business experience is set forth above under "Business Experience of Nominees and Directors."

   Mr. Burns has served as Treasurer of the Company since April 1998. Mr. Burns served as a Vice President of the Company from April 1990 until April 1998. Mr. Burns also has served as Executive Vice President of The Palmetto Bank since September 1999. From January 1982 until September 1999, he served as Senior Vice President and Cashier of The Palmetto Bank, from January 1978 to December 1981, he served as Assistant Vice President and Cashier of The Palmetto Bank, and from January 1976 to December 1977, he served as Assistant Cashier of The Palmetto Bank.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Of Directors

   During 2000 Directors received an annual fee of $12,500, which includes a retainer fee of $3,500. However, if a Director misses more than one Directors' meeting and such absence(s) is not excused by the Company, the Company reduces such fee by $750 for each unexcused absence. In accordance with the preceding, all Directors received the full annual fee due to no unexcused absences. The Company feels that these payments are an appropriate reflection of the Directors' service and the number of Directors' meetings attended. See Election of Directors -- Meetings and Committees of the Board of Directors.

Summary of Cash and Certain Other Compensation to Named Executive Officers

   The following table shows the cash compensation paid by the Company, as well as certain other compensation paid or accrued, to the Company's Named Executive Officers for the years ending December 31, 2000, 1999 and 1998.

                           Summary Compensation Table

                                                             Long-Term
                                                            Compensation
                                                            ------------
                                                             Securities
        Name and                               Other Annual  Underlying   All Other
   Principal Position           Salary   Bonus Compensation   Options    Compensation
      during 2000          Year   ($)     ($)      ($)       Granted (#)      ($)
-------------------------  ---- ------- ------ ------------ ------------ ------------
L. Leon Patterson,         2000 230,000 16,100    12,500(1)       -0-       47,731(3)
Chairman of the Board and  1999 212,400 56,498    10,700(1)       -0-       47,731
Chief Executive Officer    1998 198,500 41,685     9,000(1)    36,000       47,731

Paul W. Stringer,          2000 200,000 14,000    12,500(1)       -0-       34,877(4)
Director, President and    1999 175,000 46,550    10,700(1)       -0-       34,877
Chief Operating Officer    1998 163,000 34,230     9,000(1)    30,000       34,886

Ralph M. Burns, III,       2000 100,000  7,000          (2)       -0-          -0-
Treasurer                  1999  94,333 26,600          (2)       -0-          -0-
                           1998  88,400 18,564          (2)    18,000          -0-

--------
(1) Included in Other Annual Compensation for Mr. Patterson and Mr. Stringer is the annual fee they received for their service as directors.

(2) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(3) This amount is comprised of premiums paid by the Company on behalf of Mr. Patterson with respect to life insurance not generally available to all Company employees.

(4) This amount is comprised of premiums paid by the Company on behalf of Mr. Stringer with respect to life insurance not generally available to all Company employees.

Stock Options

   The Company made no option grants with respect to the Common Stock of the Company to the Named Executive Officers in 2000.

Option Exercises

   The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                            Value of
                                                        Number          Unexercised In-
                                               of Securities Underlying    the-Money
                                                     Unexercised        Options at 2000
                                                Options at 2000 Fiscal    Fiscal Year-
                                                     Year-End (#)          End($)(1)
                           Shares      Value   ------------------------ ----------------
                         Acquired on  Realized       Exercisable\         Exercisable\
Name                     Exercise (#)   ($)         Unexercisable        Unexercisable
----                     -----------  --------      -------------       ----------------
L. Leon Patterson.......       0          0         21,600\14,400       $351,000\234,000
Paul W. Stringer........       0          0         18,000\12,000       $292,500\195,000
Ralph M. Burns III......       0          0          10,100\7,200       $164,125\117,000

(1) Based on the difference between the option exercise price and the current trading price of the Company's stock at December 31, 2000.

Pension Plan

   The following table sets forth the estimated annual benefits (in single-life annuity amounts) payable upon normal retirement in fiscal year 2000 to participants whose highest average five-year earnings and years of service are as listed. The table assumes integration at the current wage base of $76,200. At the end of 2000, the Named Executive Officers above had the following final average compensation credited for purposes of the Pension Plan and number of years of service: Mr. Patterson, $241,124, 33 years; Mr. Stringer, $200,511,
31 years; and Mr. Burns, $109,412, 25 years.

                               Pension Plan Table

                                     Years of Service
                 -------------------------------------------------------------------
Remuneration        5          10          20          25          30          35
------------     -------     -------     -------     -------     -------     -------
$100,000         $ 7,859     $15,719     $31,437     $39,296     $47,156     $55,015
 120,000           9,659      19,319      38,637      48,296      57,956      67,615
 140,000          11,459      22,919      45,837      57,296      68,756      80,215
 160,000 + up     13,259      26,519      53,037      66,296      79,556      92,815

   The base compensation and any bonuses are covered by the Pension Plan. There is no variation between the compensation covered by the Pension Plan and the amounts listed in the Summary Compensation Table. The benefits of the Pension Plan are based on straight-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts.

Board Compensation Committee Report on Executive Compensation

   Decisions with respect to the compensation of the Company's executive officers are made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions of the Compensation Committee relating to the compensation matters are reviewed by the full Board of Directors. Set forth below is a report submitted by the Compensation Committee which addresses the Company's compensation policies for 2000 with respect to Mr. Patterson as CEO, and Messrs. Stringer, and Burns, who represent all executive officers of the Company who earned in excess of $100,000 during 2000.

Compensation Committee Report

General Compensation Policies and Specific Guidelines. The Compensation Committee believes that compensation arrangements should be structured so as to provide competitive levels of compensation that integrate pay with the Company's performance goals. The Company has in place a Senior Management Incentive Plan (the "Bonus Plan"), which establishes a point system that determines incentive cash awards based on the extent to which the Company met certain performance goals adopted by the Compensation Committee. The Bonus Plan provides that the twelve members of senior management who are designated each year by the Compensation Committee (the "Senior Executives", which includes the Named Executive Officers) will receive up to 35% of their base salary in incentive cash compensation if 100% of the performance goals were met and exceeded by specified amounts. For 2000, the Compensation Committee adopted seven performance goals, including return on assets, return on equity, net interest margin, net overhead ratio, net charge-off ratio, deposit growth and loan growth.

   Base salaries were set by the Board, after recommendation by the Compensation Committee. They were intended to reflect individual performance and responsibility and to represent compensation believed by the Compensation Committee to be appropriate for the Senior Executives.

Relationship of Performance to Executive Compensation. As described above, Company performance was an integral part in determining the compensation of Senior Executives. Assuming that 100% of the performance goals are met each year, approximately 35% of a Senior Executive's total compensation will consist of incentive payments made pursuant to the Bonus Plan. In 2000, one of the seven performance goals were met or exceeded. Internal goals are the Company's means of judging its performance.

Compensation Paid during 2000. Compensation paid the Company's executive officers in 2000 consisted of the following elements: base salary and bonus.

   Based on Company performance, the Senior Executives, earned bonuses equal to 7% of their base salary at December 31, 2000, pursuant to the Bonus Plan.

Other Compensation Plans and Compensation. The Company has adopted certain executive officer life insurance plans and certain broad-based employee benefit plans in which Senior Executives participate. The value of these items for the Named Executive Officers is set forth in the Summary Compensation Table above under the "All Other Compensation" heading. Executive officers also may have received perquisites in connection with their employment. However, such perquisites totaled less than 10% of their cash compensation in 2000. The foregoing benefits and compensation are not directly or indirectly tied to Company performance.

Mr. Patterson's 2000 Compensation. Mr. Patterson's 2000 compensation consisted of a base salary, cash bonus, split-dollar life insurance and supplemental life insurance policies, and certain perquisites (which did not exceed 10% of his base salary and bonus) and the various forms of other compensation set forth in the preceding paragraph that were available generally to all employees. Mr. Patterson's base salary was $230,000 in 2000, as recommended by the Compensation Committee to the Board of Directors. Mr. Patterson also received $12,500 in annual fees for his service as director, which is included in the Summary Compensation Table above under the "Other Annual Compensation" heading. Mr. Patterson's cash bonus was determined in accordance with the Bonus Plan and was 7% of his base salary, or $16,100, for 2000.

Compensation Committee:
James M. Shoemaker, Jr., Chairman
J. David Wasson, Jr.
William S. Moore
Sam B. Phillips, Jr.

   The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Palmetto Bancshares, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we expressly state otherwise.

Audit Committee Report

   The audit committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, (3) received from the auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1, and (4) discussed with the auditors the auditors' independence. Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

   On January 16, 2001, the Company's Board of Directors adopted a written charter for the audit committee. The charter is included herein as Appendix A.

Audit Committee:
Fred W. Davis, Jr., Chairman
J. David Wasson, Jr.
William S. Moore
Sam B. Phillips, Jr.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

Performance Graph

   The following graph sets forth the performance of the Company's Common Stock for the period from December 31, 1995 through December 31, 2000 as compared to the NASDAQ Market Composite Index and an index comprised of all NASDAQ commercial banks and bank holding companies. All stock prices reflect the reinvestment of cash dividends.

                     1995      1996      1997      1998      1999      2000
Palmetto Banchshares 100      149.56    189.5     221.63    242.11    254.42
Nasdaq Composite     100      122.71    144.34    183.97    269.56    230.27
Nasdaq Bank          100      126.16    189.75    177.98    169.99    184.67

                           PALMETTO BANCSHARES, INC.
                       ANNUAL INCREASE OF $100 INVESTMENT
                     December 31, 1995 to December 31, 2000

                                 Palmetto Bancshares Stock Price plus Dividend
                                ------------------------------------------------
                                 Initial     Value    Value     %     Investment
                                Investment Beginning   End   Increase    End
                                ---------- --------- ------- -------- ----------
12/31/95.......................                                         100.00
12/31/96.......................   100.00      6.78    10.14   49.56%    149.56
12/31/97.......................   149.56     10.14    14.19   39.94%    189.50
12/31/98.......................   189.50     14.19    18.75   32.14%    221.63
12/31/99.......................   221.63     18.75    22.59   20.48%    242.11
12/31/00.......................   242.11     22.59    25.37   12.31%    254.42

                         NASDAQ COMPOSITE MARKET INDEX
                       ANNUAL INCREASE OF $100 INVESTMENT
                     December 31, 1995 to December 31, 2000

                                        NASDAQ Market Index Stock Price
                               -------------------------------------------------
                                Initial     Price    Price      %     Investment
                               Investment Beginning   End    Increase    End
                               ---------- --------- -------- -------- ----------
12/31/95......................                                          100.00
12/31/96......................   100.00   1,052.13  1,291.03   22.71%   122.71
12/31/97......................   122.71   1,291.03  1,570.35   21.64%   144.34
12/31/98......................   144.34   1,570.35  2,192.69   39.63%   183.97
12/31/99......................   183.97   2,192.69  4,069.31   85.59%   269.56
12/31/00......................   269.56   4,069.31  2,470.52  -39.29%   230.27

                          NASDAQ BANK COMPOSITE INDEX
                       ANNUAL INCREASE OF $100 INVESTMENT
                     December 31, 1995 to December 31, 2000

                                        NASDAQ Market Index Stock Price
                               -------------------------------------------------
                                Initial     Price    Price      %     Investment
                               Investment Beginning   End    Increase    End
                               ---------- --------- -------- -------- ----------
12/31/95......................                                          100.00
12/31/96......................   100.00   1,009.41  1,273.46   26.16%   126.16
12/31/97......................   126.16   1,273.46  2,083.22   63.59%   189.75
12/31/98......................   189.75   2,083.22  1,838.00  -11.77%   177.98
12/31/99......................   177.98   1,838.00  1,691.29   -7.98%   169.99
12/31/00......................   169.99   1,691.29  1,939.45   14.67%   184.67

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The Company knows of no person who, or group that, owns beneficially more than 5% of the outstanding shares of Common Stock of the Company as of March 2, 2001, except as set forth below: (Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed.)

                                                 Amount and Nature of Percent of
Name and Address of Beneficial Owner             Beneficial Ownership   Class
------------------------------------             -------------------- ----------
L. Leon Patterson...............................       549,054 (2)       8.77%
301 Hillcrest Drive
Laurens, SC 29360

   The information below is furnished as of March 2, 2001 as to the Company's Common Stock owned beneficially or of record by each of the Directors individually, by the Named Executive Officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to shares listed.

                                         Amount and Nature of
Name of Beneficial Owner               Beneficial Ownership (1) Percent of Class
------------------------               ------------------------ ----------------

  Directors

L. Leon Patterson.....................         549,054(2)             8.77%
Paul W. Stringer......................          76,618(3)             1.22%
James M. Shoemaker, Jr................          17,200(5)                 (4)
John T. Gramling, II..................          15,000(5)                 (4)
W. Fred Davis, Jr.....................          56,045(6)                 (4)
David P. George, Jr...................          11,511(5)                 (4)
J. David Wasson.......................          10,800(5)                 (4)
Michael D. Glenn......................          11,230(5)                 (4)
Ann B. Smith..........................           4,200(7)                 (4)
Edward K. Snead.......................          15,120(8)                 (4)
William S. Moore......................          19,200(9)                 (4)
Sam B. Phillips.......................          25,500                    (4)

  Named Executive Officer

Ralph M. Burns, III...................          50,158(10)                (4)

  Directors and Executive
  Officer as a Group (13 persons).....         861,636               13.76%

(1) Beneficial ownership consists of shares owned directly or indirectly as well as shares underlying options or other rights to acquire the shares that are currently exercisable or that will be exercisable on or before May 1, 2001.
(2) The number of shares shown as beneficially owned by Mr. Patterson includes 31,490 shares in the 401(k) account of Mr. Patterson, 57,964 shares owned by Mr. Patterson's wife, as to which shares Mr. Patterson disclaims beneficial ownership, and 21,600 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2001.
(3) The number of shares shown as beneficially owned by Mr. Stringer includes 25,858 shares in the 401(k) account of Mr. Stringer, and 18,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2001.
(4) Each of these persons owns less than one percent of the outstanding shares of common stock of the Company.

(5) Also included are 3,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2001.
(6) The number of shares beneficially owned by Mr. Davis includes 2,794 shares owned by his wife and 5,000 shares in an estate of which Mr. Davis is the executor. Mr. Davis disclaims beneficial ownership of these shares. Also included are 3,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2001.
(7) The number of shares beneficially owned by Ms. Smith includes 500 shares each in trust accounts for her two sons, as to which she acts as custodian. Ms. Smith disclaims beneficial ownership of the trust account shares. Also included are 1,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2001.
(8) The number of shares shown as beneficially owned by Mr. Snead includes 3,534 shares total in separate trust accounts for his two sons and one daughter, as to which he acts as Custodian. The number of shares also includes 1,410 shares owned by Mr. Snead's wife. Mr. Snead disclaims beneficial ownership of the trust account shares and the shares owned by his wife. Also included are 3,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2001.
(9) The number of shares beneficially owned by Mr. Moore includes 600 shares each in trust accounts for the benefit of Mr. Moore's son and daughter. Mr. Moore disclaims beneficial ownership of these shares. Also included are 1,000 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2001.
(10) The number of shares shown as beneficially owned by Mr. Burns includes 16,342 shares in the 401(k) account of Mr. Burns, 1,576 shares that are under power of attorney of Mr. Burns, of which Mr. Burns disclaims beneficial ownership, and 9,400 unissued shares that can be acquired by the exercise of stock options prior to May 1, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Certain of the Company's directors and officers are also customers of the Company and have home mortgages, personal credit lines, credit cards, and other loans with the Company. All of these loans were made in the ordinary course of business, were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

   The law firm of Wyche, Burgess, Freeman & Parham, P.A. serves as general counsel to the Company and receives legal fees from the Company. Mr. Shoemaker, a Director of the Company and Chairman of the Compensation Committee, is a member of such law firm. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2000, all required Section 16(a) filings applicable to its executive officers, Directors and greater than 10% beneficial owners were made on a timely basis.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Representatives of KPMG LLP, the Company's independent auditor during 2000, will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions from shareholders.

   The Audit Committee will present a recommendation to the Board of Directors to engage Elliott, Davis and Company LLP as the Company's independent auditor for fiscal year 2001.

Audit Fees

   The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $58,970.

Financial Information Systems Design and Implementation Fees

   There were no fees billed for professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the most recent fiscal year.

All Other Fees

   The aggregate fees billed for all professional services rendered by KPMG LLP for the most recent fiscal year other than those described in the prior two paragraphs were $55,905. The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG LLP's independence.

                             SHAREHOLDER PROPOSALS

   Proposals by shareholders for consideration at the 2002 Annual Meeting of Shareholders must be received at the Company's offices at 301 Hillcrest Drive,
P. O. Box 49, Laurens, South Carolina 29360, no later than November 16, 2001, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2002 Annual Meeting. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied. Any shareholder desiring to submit a proposal to an annual or special meeting of shareholders shall submit information regarding the proposal, together with the proposal, to the Company at least 45 days prior to the shareholders' meeting at which such proposal is requested to be presented.

                             FINANCIAL INFORMATION

   The Company's 2000 Annual Report and Form 10-K (without exhibits) are being mailed to shareholders contemporaneously with these Proxy Materials. The Company will provide without charge to any shareholder of record as of March 2, 2001, who so requests in writing, an additional copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2000 filed with the Securities and Exchange Commission. Any such request should be directed to Palmetto Bancshares, Inc., Post Office Box 49, Laurens, South Carolina 29360 Attention: Corporate Secretary.

                                 OTHER MATTERS

   Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                 By order of the Board of Directors,
                                 /s/ L. Leon Patterson
                                 L. Leon Patterson
                                 Chairman and Chief Executive Officer
March 16, 2001
Laurens, South Carolina

                                                                      Appendix A

                           Palmetto Bancshares, Inc.
            Charter of the Audit Committee of the Board of Directors

I.Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

 . Monitor the integrity of Palmetto Bancshares, Inc.'s ("the Company's") financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

 . Monitor the independence and performance of the Company's independent auditors and internal auditing department.

 . Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

 .  Report to the Board of Directors

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of the New York Stock Exchange/1/. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors/2/, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and the regulatory requirements of the Company's industry and be able to read and understand fundamental financial statements.

  Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed/3/. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Committee, or at least its Chair, should communicate with management and/or the independent auditors quarterly to review the Company's financial statements when there are any significant findings based upon the auditors limited review procedures.

--------
/1/Since Palmetto Bancshares stock is not traded on any exchange, the Company has elected to comply with the New York Stock Exchange's definition of independence (Sections 303.01(B)(2)(a) and (3)) as allowed by the Securities and Exchange Commission guidelines.
/2/The exchanges have established criteria for assessing independence:
 .Former employees. Must be a minimum of three years.
 .Family members of former employees. Must be a minimum of three years. .Business relationships. The NYSE does not allow business relationships that impair the director's business judgment.
 .None of the exchanges allow cross-directorships--an audit committee member's compensation cannot be impacted by an employee of the Company.
/3/The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.
NYSE rules allow one former employee, or one family member of a former employee, to be an audit committee member (with less than three years separation) if it is determined by the Board to be in the Company's best interest. The NYSE requires annual written affirmation of the Audit Committee independence.

III.Audit Committee Responsibilities and Duties

   Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

4. If there are any significant findings based upon the independent auditors limited review procedures, review with financial management and the independent auditors the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9)/4/. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

   Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61./5/

--------
/4/If matters are identified during the interim review which would need to be communicated under SAS 61, the auditor must communicate them to the audit committee or be satisfied that they have been communicated to the audit committee by management. Therefore, quarterly communications may not be required.
/5/Statement of Auditing Standards (SAS) No. 61 requires that auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:
 .The auditor's responsibility under Generally Accepted Auditing Standards
  (GAAS);
 .Significant accounting policies;

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   Internal Audit Department and Legal Compliance

12. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee.

13. Review the appointment, performance, and replacement of the senior internal audit executive.

14. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

15. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

   Other Audit Committee Responsibilities

16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement/6/.

17. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
--------
 .Management judgments and accounting estimates;
 .Significant audit adjustments;
 .Other information in documents containing audited financial statements; .Disagreements with management--including accounting principles, scope of audit, disclosures;
 .Consultation with other accountants by management;
 .Major issues discussed with management prior to retention; and .Difficulties encountered in performing the audit.
/6/The SEC requires that the Audit Committee issue a report to shareholders stating whether they have:
 .Reviewed and discussed the audited financial statements with management; .Discussed with the independent auditors the matters required to be discussed by SAS 61; and
 .Received certain disclosures from the auditors regarding their independence as required by the ISB 1 and then include a statement if based on this review if the audit committee recommended to the board to include the audited financial statements in the annual report filed with the SEC.

P
R                            Palmetto Bancshares, Inc.
O                          Annual Meeting, April 17, 2001
X
Y

The undersigned shareholder of Palmetto Bancshares, Inc., hereby revoking all previous proxies, hereby appoints L. Leon Patterson and Teresa M. Crabtree and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Palmetto Bancshares, Inc. standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held at The Palmetto Bank, Corporate Center, 301 Hillcrest Drive, Laurens, South Carolina on Tuesday, April 17, 2001 at 3:00 p.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified below.

1.      ELECTION OF DIRECTORS FOR THE TERMS SPECIFIED BELOW:

[_] FOR ALL NOMINEES set forth below       [_] WITHHOLD AUTHORITY
        (except as marked to the                    to vote for all nominees
        contrary below):                            below:

Terms to expire in 2004
-----------------------

      w. Fred Davis, Jr.       David P. George, Jr.      Michael D. Glenn
                                 Ann B. Smith

Term to expire in 2003
----------------------

Sam B. Phillips, Jr.

INSTRUCTION: To withhold authority to vote for any individual Nominee, strike a line through the Nominee's name in the list above.

2. At their discretion upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PALMETTO BANCSHARES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSAL 1 ABOVE, AND PROXYHOLDERS WILL VOTE IN THEIR DISCRETION UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS.

Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.

Dated this ______ day of _____________, 2001

_______________________________            _________________________
Print Name                                 Print Name
(and title if appropriate)                 (and title if appropriate)

_______________________________            __________________________
Signature                                  Signature

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.